<SEQUENCE>3
		<FILENAME>exhibit2.txt
		         By Law of Royal B.Y. Investment Management LLC.





		By Law of
		Royal B.Y. Investment Management LLC.


 		ARTICLE I - OFFICES

		Section 1. The registered office of the limited liability company in the
		State of Delaware shall be at  25 Greystone Manor Lewes, Delaware


		The registered agent in charge thereof is Harvard Business Services, INC.

		Section 2. The limited liability company may also have offices at such
		other places as the Board of Directors may from time to time appoint or
		the business of the  limited liability company may require.  Currently,
		the limited liability company also has office at 4201 Suzanne Dr. Palo
		Alto, CA. 94306.

 		ARTICLE II - SEAL

		Section 1. The  limited liability company seal shall have inscribed thereon
		the name of the limited liability company.

		ARTICLE III - STOCKHOLDERS' MEETINGS

		Section 1. Meetings of stockholders shall be held at the registered office
		of the limited liability company  in this state or at such place, either
		within or without this state, as may be selected from time to time


		Section 2. Annual Meetings: The annual meeting of the stockholders shall
		be held on the 11th of May in each year if not a legal holiday, and if a
		legal holiday, then on the next secular day following at 10:00 o'clock
		A.M., when they shall elect a Board of Directors and transact such other
		business as may properly be brought before the meeting. If the annual
		meeting for election of directors is not held on the date designated
		therefore, the directors shall cause the meeting to be held as soon
		thereafter as convenient.

		Section 3. Election of Directors: Elections of the directors of the


		Section 4. Special Meetings: Special meetings of the stockholders may
		be called at any time by the President, or the Board of
		 Directors, or    stockholders entitled to cast at least one-fifth of the
		votes which all  stockholders are entitled to cast at the particular
		meeting. At any time, upon written request of any person or
		persons who have duly called a






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		special meeting,it shall be the duty of the Secretary to fix the date
		of the meeting, to be held not more than sixty days after receipt of the
		request, and to give due notice thereof. If the Secretary shall neglect
		or refuse to fix the date of the meeting and give notice thereof, the
		person or persons calling the meeting may do so.


		Business transacted at all special meetings shall be confined to the
		objects stated in the call and matters germane thereto, unless all


		Written notice of a special meeting of stockholders stating the time
		and place and object thereof, shall be given to each stock holder
		entitled to vote thereat at least 5 days before such meeting, unless
		a greater period of notice is required by statute in a particular


		Section 5. Quorum: A majority of the outstanding shares of the limited
		liability company entitled to vote, represented in person or by proxy,
		shall constitute a quorum at a meeting of stockholders If less than a
		majority of the outstanding shares entitled to vote is represented at
		a meeting, a majority of  the shares so represented may adjourn the
		meeting from time to time without further notice. At such adjourned
		meeting at which a quorum shall be present or represented, any business
		may be transacted which might have been transacted at the meeting as
		originally noticed. The stockholders present at a duly organized meeting
		may continue to transact business until adjournment, notwithstanding
		the withdrawal of enough stockholders to leave less than a


		Section 6. Proxies: Each stockholder entitled to vote at a meeting of
		stockholders or to express consent or dissent to limited liability
		company action in writing without a meeting may authorize another
		person or persons to act for him by proxy, but no such proxy shall
		be voted or acted upon after three years from its date, unless the
		proxy provides for a longer period.

		A duly executed proxy shall be irrevocable if it states that it is
		irrevocable and if, and only as long as, it is coupled with an interest
		sufficient in law to support an irrevocable power. A proxy may be made
		irrevocable regardless of whether the interest with which it is coupled
		is an interest in the stock itself or an interest in the corporation
		generally. All proxies shall be filed with the Secretary of the meeting
		before being voted upon.

		Section 7. Notice of Meetings: Whenever stockholders are required or
		permitted to take arty action at a meeting, a written notice of the
		meeting shall be given which shall state the place, date and hour of
		the meeting, and,in the case of a special meeting, the purpose or


		Unless otherwise provided by law, written notice of any meeting shall
		be given not less than ten nor more than sixty days before the date of
		the meeting to each stockholder entitled to vote at sucks meeting.



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		Section 8. Consent in Lieu of Meetings: Any action required to be taken
		at any annual or special meeting of stockholders of a , limited liability
		company or any action which may be taken at any annual or special meeting
		of such stockholders, may be taken without a meeting, without prior notice
		and without a vote, if a consent in writing, setting forth the action so
		taken, shall be signed by the holders of outstanding stock having, not
		less than the minimum number of votes that would be necessary to authorize
		or take such action at a meeting at which all shares entitled to vote
		thereon were present and voted. Prompt notice of the taking of the corporate
		action without a meeting by less than unanimous written consent shall be
		given to those stockholders who have not consented in writing.


		Section 9. List of Stockholders: The officer who has charge of the stock
		ledger of the limited liability company shall prepare and make, at least
		ten days before every meeting of stockholders, a complete list of the
		stockholders entitled to vote at the meeting, arranged in alphabetical
		order, and showing the address of each stockholder and the number of shares
		registered in the name of each stockholder. No share of stock upon which
		any installment is due and unpaid shall be voted at any meeting. The list
		shall be open to the examination of any stockholder, for any purpose germane
		to the meeting, during ordinary business hours, for a period of at least
		ten days prior to the meeting, either at a place within the city where the
		meeting is to be held, which place shall be specified in the notice of the
		meeting, or, if not so specified, at the place where the meeting is to be
		held. The list shall also be produced and kept at the time and place of the
		meeting during the whole time thereof, and may be inspected by any
		stockholder who is present.


		ARTICLE IV - DIRECTORS

		Section 1. The business and affairs of this limited liability company shall
		be managed by its Board of Directors. The directors need not be residents
		of this state or stockholders in the limited liability company. They shall
		be  elected by the stockholders at the annual meeting of stockholders of
		the limited liability company, and each director shall be elected for the
		term of one year, and  until his successor shall be elected and shall


		Section 2. Regular Meetings: Regular meetings of the Board shall be
		held without notice at least once every other month at the registered
		office of the limited liability company , or at such other time and place


		Section 3. Special Meetings: Special Meetings of the Board may be called
		by the President on 5 days notice to each director, either personally or
		by mail or by telegram; special meetings shall be called by the President
		or Secretary in like manner and on like notice on the written request of
		a majority of the directors in office.





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		Section 4. Quorum: A majority of the total number of directors shall


		Section 5. Consent in Lieu of Meeting: Any action required or permitted
		to be taken at any meeting of the Board of Directors, or of any
		committee thereof, may be taken without a meeting if all members
		of the Board or committee, as the case may be, consent thereto in
		writing, and the writing or   writings axe filed with the minutes
		of proceedings of the Board or committee. The Board of Directors
		may hold its meetings, and have an office or offices,  outside of


		Section 6. Conference Telephone: One or more directors may participate
		in a meeting of the Board, of a committee of the Board or of the
		stockholders,  by means of conference telephone or similar
		communications equipment by means of which all persons
		participating in the meeting can hear each other; participation in


		Section 7. Compensation; Directors as such, shall not receive any stated
		salary for their services, but by resolution of the Board, a fixed sum
		and expenses of attendance, if any, may be allowed for attendance
		at each  regular or special meeting of the Board PROVIDED, that
		nothing herein contained shall be construed to preclude any
		director from serving the corporation in any other capacity and



		Section 8. Removal: Any director or the entire Board of Directors may
		be removed, with or without cause, by the holders of a majority of the
		shares then entitled to vote at an election of directors, except that
		when cumulative voting is permitted, if less than the entire Board is
		to be removed, no director may be removed without cause if the votes
		cast against his removal would be sufficient to elect him if then
		cumulatively voted at an election of the entire Board of Directors,
		or,if there be classes of directors, at an election of the class of
		directors of which he is a part.


		ARTICLE V - OFFICERS

		Section 1. The executive officers of the limited liability company shall be
		chosen by the directors and shall be a President, Secretary and Treasurer.
		The Board of Directors may also choose a Chairman, one or more Vice
		Presidents and such other officers, as it shall deem necessary. Any number
		of offices may be held by the same person.





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		Section 2. Salaries: Salaries of all officers and agents of the limited


		Section 3. Term of Office: The officers of the limited liability company
		shall hold office for two years and until their successors are chosen and
		have qualified.Any officer or agent elected or appointed by the Board may
		be removed by the Board of Directors whenever in its judgment the best


		Section 4. President: The President shall be the chief executive
		officer of the limited liability company; he shall preside at all meetings
		of the stockholders and directors; he shall have general and active
		management of the business of the limited liability company, shall see that
		all orders and resolutions of the Board are carried into effect, subject,
		however, to the right of the directors to delegate any specific powers,
		except such as may be by statute exclusively conferred on the President,
		to any other officer or officers of the limited liability company.
		He shall  execute bonds, mortgages and other contracts requiring a
		seal, under the seal of the limited liability company. He shall be
		EX-OFFICIO a member of all committees, and shall have the general
		 power and duties of supervision and management usually vested in
		the office of President of a limited liability company.


		Section 5. Secretary: The Secretary shall attend all sessions of the
		Board and all meetings of the stockholders and act as clerk thereof, and
		record all the votes of the limited liability company and the minutes of
		all its transactions in a book to be kept for that purpose, and shall
		perform like duties for all committees of the Board of Directors when
		required. He shall give, or cause to be given, notice of all meetings
		of the stockholders and of the Board of Directors, and shall perform
		such other duties as may be prescribed by the Board of Directors or
		President, and under whose supervision he shall be. He shall keep in
		safe custody the limited liability company seal of the corporation, and
		when authorized by the Board, affix the same to any instrument
		requiring it.


		Section 6. Treasurer: The Treasurer shall have custody of the limited
		liability company funds and securities and shall keep full and accurate
		accounts of receipts and disbursements in books belonging to the limited
		liability company, and shall keep the moneys of the limited liability
		company in a separate account to the credit of the limited liability company.
		He shall disburse the funds of the limited liability company as may be
		ordered by the Board, taking proper vouchers for such disbursements,
		 and shall render to the President and directors, at the regular meetings
		of the Board, or whenever they may require it, an account of all his
		transactions as Treasurer and of the financial condition of the limited
		liability company.






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		ARTICLE VI - VACANCIES

		Section 1. Any vacancy occurring in any office of the limited liability
		company by death, resignation, and removal or otherwise shall be filled
		by the Board of Directors. Vacancies and newly created directorships
		resulting from any increase in the authorized number of directors may
		be filled by a majority of the directors then in office, although less
		than a quorum, or by a sole remaining director if at any time, by reason
		of death or resignation or other cause, the  limited liability company
		should have no directors in office, then any officer or any stockholder
		or an executor, administrator, trustee or guardian of a stockholder,
		or other fiduciary entrusted with like responsibility for the person or
		estate of a stockholder, may call a special meeting of stockholders in
		accordance with the provisions of these By-Laws


		Section 2. Resignations Effective at Future Date: When one or more
		directors shall resign from the Board, effective at a future date, a
		majority of the directors then in office, including those who have so
		resigned, shall have power to fill such vacancy or vacancies, the vote
		thereon to take effect when such resignation or resignations shall
		become effective.



 		ARTICLE VII - limited liability company  RECORDS


		Section 1. Any stockholder of record, in person or by attorney or
		other agent, shall, upon written demand under oath stating the purpose
		thereof,have the right during the usual hours for business to inspect
		for any proper purpose the limited liability company 's stock ledger,
		a list of its stockholders, and its other books and records, and to make
		copies or extracts therefrom.

		A proper purpose shall mean a purpose reasonably related to such
		person's interest as a stockholder. In every instance where an attorney
		or other agent shall be the person who seeks the right to inspection,
		the demand under oath shall be accompanied by a power of attorney
		or such other writing, which authorizes the attorney or other agent to so
		act on behalf of the stockholder.The demand under oath shall be
		directed to the limited liability company at its registered office in this
		state or at its principal place of business.



		ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC.

		Section 1. The stock certificates of the limited liability company shall be
		numbered and registered in the share ledger and transfer books of the limited
		liability company as they are issued. They shall bear the  limited liability
		company seal and shall be signed by the President and


		Section 2. Transfers: Transfers of shares shall be made on the books
		of the limited liability company upon surrender of the certificates
		therefore, endorsed by the person named in the certificate or by
		attorney, lawfully constituted in writing.No transfer shall be made
		which is inconsistent with law.







		      		6.






		Section 3. Lost Certificate: The limited liability company may issue a new
		certificate of stock in the place of any certificate theretofore signed by
		it,alleged to have been lost, stolen or destroyed, and the limited liability
		company may require the owner of the lost, stolen or destroyed certificate,
		or his legal representative to give the limited liability company a bond
		sufficient to indemnify it against any claim that may be made against it
		on account of the alleged loss, theft or destruction of any such


		Section 4. Record Date: In order that the limited liability company may
		determine the stockholders entitled to notice of or to vote at any meeting
		of stockholders or any adjournment thereof, or to express consent to limited
		liability company action in writing without a meeting, or entitled to receive
		payment of any dividend or other distribution or allotment of any rights, or
		entitled to exercise any rights in respect of any change, conversion or
		exchange of stock or for the purpose of any other lawful action, the Board
		of Directors may fix, in advance, a record date,which shall not be more than
		sixty nor less than ten days before the date of such meeting, nor more than
		sixty days prior to any other action.

		If no record date is fixed:

		(a) The record date for determining stockholders entitled to notice of or to
		vote at a meeting of stockholders shall be at the close of business
		on the day next preceding the day on which notice is given, or, if notice
		is waived, at  the close of business on the day next preceding the day


 		(b) The record date for determining stockholders entitled to express consent
		to corporate action in writing without a meeting, when no prior action by the
		Board of Directors is necessary, shall be the day on which the first written
		consent is expressed.

 		(c) The record date for determining stockholders for any other purpose shall
		be at the close of business on the day on which the Board of Directors adopts
		the resolution relating thereto.

 		d) A determination of stockholders of record entitled to notice of or to
		 vote at a meeting of stockholders shall apply to any adjournment of
		 the meeting; provided, however, that the Board of Directors may fix a
		new record elate for the adjourned meeting.

		Section 5. Dividends: The Board of Directors may declare and pay dividends
		upon the outstanding shares of the  limited liability company from time
		to time and  to such, extent, as they deem advisable, in the manner and
		upon the terms and conditions provided by statute and the Certificate of
		limited liability company

		Section 6. Reserves: Before payment of any dividend there may be
		set aside out of the net, profits of the limited liability company such
		sum or sums as the  directors, from time to time, in their absolute
		discretion, think proper as a   reserve fund to meet contingencies,
		or for equalizing dividends, or for repairing or maintaining any property
		of the limited liability company, or for such other purpose: as the
		directors shall think conducive to the interests of the  limited liability
		company, and the directors may abolish any such reserve in the
		manner in which it was created.







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 		ARTICLE IX - MISCELLANEOUS PROVISIONS

 		Section 1. Checks: All checks or demands for money and notes of the limited
		liability company shall be signed by such officer or officers as the Board


		Section 2. Fiscal Year: The fiscal year shall begin on the first day of


		Section 3. Notice: Whenever written notice is required to be given to
		any person, it may be given to such person, either personally or by sending
		a  copy thereof through the mail, or by telegram, charges prepaid, to his
		address  appearing on the books of the limited liability company, or
		supplied by him to the limited liability company for the purpose of notice.
		If the notice is sent by mail or by telegraph, it shall be deemed to have
		been given to the person entitled thereto when deposited in the United
		States Mail or with a telegraph office for transmission to such person.
		Such notice shall specify the place, day and hour of the meeting and,
		in the case of a special meeting of stockholders, the general nature of


		Section 4. Waiver of Notice: Whenever any written notice is required by
		statute, or by the Certificate of the By-Laws of this limited liability
		company a waiver  thereof in writing, signed by the person or persons
		entitled to such notice, whether before or after the time stated therein,
		shall be deemed equivalent to the giving of such notice. Except in the
		case of a special meeting of stockholders, neither the business to be
		transacted at nor the purpose of the meeting need be specified in the
		waiver of notice of such meeting. Attendance of a person either in
		person or by proxy, at any meeting shall constitute a waiver of notice

		express purpose of objecting to the transaction of any business


		Section 5. Disallowed Compensation: Any payments made to an officer or
		employee of the limited liability company such as a salary, commission,
		bonus, interest, rent, travel or entertainment expense incurred by him,
		which shall be disallowed in whole or in part as a deductible expense
		by the Internal Revenue Service, shall be reimbursed by such officer or
		employee to the limited liability company to the full extent of such
		disallowance. It shall be the duty of the directors,as a Board, to enforce
		payment of each such amount disallowed. In lieu of payment by the
		officer or employee, subject to the determination of the directors,
		proportionate amounts may be withheld from his future compensation
		payments until the amount owed to the limited liability company has been
		recovered.

		Section 6. Resignations: Any director or other officer may resign at
		anytime, such resignation to be in writing, and to take effect from the
		time of its receipt by the limited liability company, unless some time
		be fixed in the resignation and then from that date. The acceptance
		of a resignation shall not be required to make it effective.





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		ARTICLE X - ANNUAL STATEMENT

		Section 1. The President and Board of Directors shall present at each
		annual meeting a full and complete statement of the business and affairs of
		the limited liability company for the preceding year. Such statement shall be
		prepared and presented in whatever manner the Board of Directors shall deem
		advisable and need not be verified by a certified public accountant.


 		ARTICLE XI - AMENDMENTS

		Section 1. These By-Laws may be amended or repealed by the vote of
		stockholders entitled to cast at least a majority of the votes which all
 		stockholders are entitled to cast thereon, at any regular or special meeting
		of the stockholders, duly convened after notice to the stockholders of
		that  purpose.



		/s/ Yun Huang
		- ------------------------------------
		Signature:
		Title: Yun Huang President
       		Principal Executive Officer & Principal Accounting Officer




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